Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to us and to estimates of reserves contained in this Annual Report on Form 10-K of Constellation Energy Partners LLC for the year ended December 31, 2009 and in Constellation Energy Partners LLC’s previously filed Registration Statements on Form S-8 (Nos. 333-140745, 333-158944 and 333-163426) and on Form S-3 (Nos. 333-147085, 333-144388, and 333-148948).

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/S/ DANNY D. SIMMONS
Danny D. Simmons, P.E. Executive Vice President

Houston, Texas

February 24, 2010